UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   March 7, 2011

YesDTC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Beale Street Suite 613 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 922-2560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2011, Joseph A. Noel, Chief Executive Officer of YesDTC Holdings, Inc. (the “Company”) converted a portion of the balance due from promissory notes in the principal amount of $183,000, which were originally issued on various dates between January 5, 2011 and March 7, 2011.  On this date, $118,000 of the notes were converted to common shares at a price of $0.0254 resulting in Mr. Noel being issued an aggregate of 4,645,669 shares of the Company’s common stock.  The converted amount is calculated as the original note balances of $183,000.00, less $45,000 paid back to Mr. Noel, less the remaining $20,000 balance on the notes.   No interested was calculated on any of the note balances and Mr. Noel waived repayment of the unpaid interest. In connection with the conversion of the promissory notes, Mr. Noel was also issued warrants to purchase an aggregate of 4,645,669 shares of the Company’s common stock at an exercise price of $0.0254 per share for a term of 3 years.   The shares and warrants were issued in reliance upon an exemption from registration provided by Section 3(a)(9) under the Securities Act, which exempts transactions by an issuer involving exchanges of its outstanding debt and equity securities for newly issued debt and equity securities.

In addition, on March 7, 2011, Mr. Noel converted the note in the principal amount of $40,000.00 dated December 19, 2009 into an aggregate of 10,000,000 shares of the Company’s common stock. The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act, which exempts transactions by an issuer not involving a public offering.

On March 14, 2011, Mr. Noel converted promissory notes in the principal amount of $107,000.00, which were originally issued on various date between November 4, 2010 and December 21, 2010, and also converted the remaining $20,000.00 balance from notes previously issued.  The notes dated between November 4, 2010 and December 21. 2010 notes had a balance due to Mr. Noel of $97,000.00, which was the original balance of $107,000.00 less $10,000.00 repaid to Mr. Noel.  Thus, the total amount converted to common shares at $0.015 was $117,000.00, which was the balance due on the notes dated from November 4, 2010 to December 21, 2010 of $97,000.00 plus the $20,000.00 due on balances of previously issued notes. No interested was calculated on any of the note balances and Mr. Noel waived repayment of the unpaid interest.  This resulted in Mr. Noel being issued 7,800,000 shares. Mr. Noel was also issued warrants to purchase an aggregate of 7,800,000 shares of the Company’s common stock at an exercise price of $0.015 per share for a term of 3 years. The shares and warrants were issued in reliance upon an exemption from registration provided by Section 3(a)(9) under the Securities Act, which exempts transactions by an issuer involving exchanges of its outstanding debt and equity securities for newly issued debt and equity securities.

Item 3.02   Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YESDTC HOLDINGS, INC.

Date: March 22, 2011	By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer